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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ag-Chem Equipment, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading of "Experts", "Risk Factors-Factors Relating to the Merger", "Tax Opinions and Tax Consequences of the Merger", and "Conditions to Obligations to Effect the Merger" in the prospectus.


                                             /s/ KPMG LLP


Minneapolis, Minnesota
March 28, 2001